Exhibit 10.1

LOGICMARK, INC.

2023 STOCK INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

A. The Plan is intended to promote the interests of the Corporation by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

B. Capitalized terms herein shall have the meanings assigned to such terms in the Appendix to the Plan.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into two separate equity programs:

1. the Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted Options, and

2. the Restricted Stock Issuance Program, under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, with or without restrictions, directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Corporation or in full or partial consideration for services rendered to the Corporation (or any Parent or Subsidiary).

B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all Participants under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Plan Administrator, and upon the effective date of the Plan, the Plan Administrator shall initially be the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.

Members of the Committee shall serve for such period of time as set forth in the by-laws of the Corporation and the Committee charter. The Board may also at any time terminate the Committee as Plan Administrator and reassume (or decide to return to the Committee) all powers and authority previously delegated. The Plan Administrator shall have the power to delegate authority to corporate officers of the Corporation to make grants to non-Named Executive Officers, on a quarterly basis, subject to post-grant ratification by the Board or the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Options or stock issuances hereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any Option grant or stock issuance hereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

1. Employees,

2. non-Employee members of the Board or non-Employee members of the board of directors of any Parent or Subsidiary (if applicable), and

3. consultants and other independent contractors who provide services to the Corporation (or any Parent or Subsidiary, if applicable).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares of Common Stock to be covered by each such grant, the status of the granted Option as either an Incentive Option or a Non-Statutory Option, the time or times when each Option is to become exercisable, the vesting schedule (if any) applicable to the Option shares and the maximum term for which the Option is to remain outstanding, and (ii) with respect to shares of Common Stock issued under the Restricted Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares of Common Stock to be issued, the vesting schedule (if any) applicable to the issued shares of Common Stock and the consideration to be paid (if any) by the Participant for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect issuances of Common Stock in accordance with the Restricted Stock Issuance Program.

V. STOCK SUBJECT TO THE PLAN

A. The stock available for issuance under the Plan shall be shares of authorized but unissued, or reacquired, shares of Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 15% of the Corporation’s outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal quarter of the Corporation. Notwithstanding the foregoing, the Common Stock available for issuance under the Plan as Incentive Options shall be 600,000 shares of Common Stock (the “ISO Pool”), which number of shares shall reduce the number of shares of Common Stock otherwise available for grant under the Plan.

B. Shares of Common Stock subject to outstanding Options shall be available for subsequent issuance under the Plan to the extent: (i) the Options expire or terminate for any reason prior to exercise in full; or (ii) the Options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Shares of Common Stock subject to outstanding Incentive Options shall be available for subsequent issuance under the Plan from the ISO Pool to the extent: (i) the Options expire or terminate for any reason prior to exercise in full; or (ii) the Options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares of Common Stock granted under the Plan and subsequently repurchased by the Corporation, at the applicable original grant price per share, pursuant to the Corporation’s repurchase rights under the Plan, or shares of Common Stock which are forfeited by a Participant, shall be added back to the number of shares of Common Stock reserved for issuance under Article One, Section V.A of the Plan and shall accordingly be available for reissuance through one or more subsequent Option grants or stock issuances under the Plan. Shares of Common Stock that have been actually issued under this Plan and are vested shall not be returned to the share reserve for future grants under this Plan.

C. Should any change be made to the Common Stock by reason of a Recapitalization, appropriate adjustments, if deemed necessary by the Plan Administrator, shall be made to: (i) the maximum number and/or class of securities issuable under the Plan, including the ISO Pool; and (ii) the number and/or class of securities, vesting schedule and the Exercise Price in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding, and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I. OPTION TERMS

The Plan Administrator shall have the authority to grant to Participants Options under the Option Grant Program. Each Option grant shall be evidenced by an Agreement between the Participant and the Corporation and approved by the Plan Administrator; provided, however, that each Agreement shall comply with the terms specified below. Each Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such Options.

A. Exercise Price.

1. The Exercise Price shall be fixed by the Plan Administrator as of the Grant Date.

2. The Exercise Price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Four and the applicable Agreement evidencing such Option grant, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

(a) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(b) to the extent such Option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (i) to a brokerage firm designated by the Corporation to effect the immediate sale of such purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for such purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) if applicable, to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm in order to complete the sale, or to the Corporation’s transfer agent to be maintained electronically or in book entry form.

Except to the extent such sale and remittance procedure is utilized and unless otherwise provided in the applicable Agreement, payment of the Exercise Price for the purchased shares of Common Stock must be made on the Exercise Date.

(c) in the case of a Non-Statutory Option, by delivery of a notice of “net exercise” to the Corporation, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised less (ii) such number of shares as is equal to (x) the aggregate exercise price for the portion of the Option being exercised divided by (y) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (ii) such number of shares as is equal in value to the withholding obligation (if any).

B. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of shares of Common Stock as shall be determined by the Plan Administrator and set forth in the applicable Agreement evidencing an Option grant. However, no Option shall have a term in excess of ten years measured from the Grant Date

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any Options held by the Optionee at the time of cessation of Service or death:

(a) Should the Optionee cease to remain in Service for any reason other than death, Disability or Material Misconduct, then the Optionee shall have a period of three months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

(b) Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of 12 months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

(c) If the Optionee dies while holding an outstanding Option, then the personal representative of such Optionee’s estate or the Person or Persons to whom the Option is transferred pursuant to such Optionee’s will or the laws of inheritance or such Optionee’s designated beneficiary or beneficiaries of such Option shall have a 12-month period following the date of such Optionee’s death to exercise such Option.

(d) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

(e) During the applicable post-Service exercise period, such Option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which such Option is exercisable on the date of such Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, such Option shall terminate and cease to be outstanding for any vested shares of Common Stock for which such Option has not been exercised. However, such Option shall, immediately upon such Optionee’s cessation of Service, terminate and cease to be outstanding with respect to any and all shares of Common Stock for which such Option is not otherwise at the time exercisable or in which such Optionee is not otherwise at that time vested.

(f) Should an Optionee’s Service be terminated for Material Misconduct or should an Optionee otherwise engage in Material Misconduct while holding one or more outstanding Options under the Plan, then all such Options shall terminate immediately and cease to remain outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while an Option remains outstanding, to:

(a) extend the period of time for which an Option is to remain exercisable following an Optionee’s cessation of Service or death from the limited period otherwise in effect for such Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of such Option’s term; and

(b) permit such Option to be exercised, either on a cash or cashless basis, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of such Optionee’s cessation of Service, but also with respect to one or more additional installments in which such Optionee would have vested under such Option had such Optionee continued in Service.

D. Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares of Common Stock subject to an Option until such holder shall have exercised such Option, paid the Exercise Price, and become the recordholder of such shares of Common Stock issued upon exercise of such Option.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant Options which are exercisable for restricted shares of Common Stock issued under the Restricted Stock Issuance Program and subject to the Article Three of the Plan.

F. Limited Transferability of Options. An Incentive Option shall be exercisable only by the Optionee during such Optionee’s lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following such Optionee’s death. Upon approval by the Plan Administrator, a Non-Statutory Option may be assigned in whole or in part during an Optionee’s lifetime to one or more members of such Optionee’s family or to a trust established exclusively for one or more such family members or to such Optionee’s former spouse, to the extent such assignment is in connection with such Optionee’s estate plan or pursuant to a domestic relations order. Such assigned portion may only be exercised by the Person or Persons who acquire a proprietary interest in the Non-Statutory Option pursuant to such assignment. The terms applicable to such assigned portion shall be the same as those in effect for such Option immediately prior to such assignment and shall be set forth in the Agreement entered into with the Participant. Notwithstanding the foregoing, an Optionee may also designate one or more Persons as the beneficiary or beneficiaries of such Optionee’s outstanding Options under the Plan and such Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon such Optionee’s death while holding such Options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which each such Option may be exercised following such Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees of the Corporation or an ISO Subsidiary

B. Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value on the Grant Date; provided, however, that if Optionee is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value on the Grant Date.

C. Term. No Incentive Option shall expire later than 10 years from its Grant Date, and no Incentive Option granted to a 10% Stockholder shall expire later than 5 years from its date of Grant Date.

D. Notice of Incentive Option Disposition. The Participant must notify the Corporation promptly in the event that the Participant sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an Incentive Option before the later of (i) the second anniversary of the Grant Date of the Incentive Option and (ii) the first anniversary of the date on which shares of Common Stock were issued upon such Participant’s exercise of such Incentive Option.

E. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

III. CHANGE IN CONTROL

A. Subject to explicit approval by the Board of Directors or if explicitly provided for in any Agreement, an Option outstanding under the Plan at the time of a Change in Control may automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control transaction, become exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for any or all of the underlying shares of Common Stock. However, an outstanding Option shall not vest on such an accelerated basis if and to the extent: (i) such Option is assumed by the successor corporation (or parent thereof) in the Change in Control transaction; (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Change in Control transaction; or (iii) the acceleration of such Option is subject to other limitations in the applicable Agreement or imposed by the Plan Administrator at the time of the Option’s grant.

B. Immediately following the consummation of a Change in Control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

C. The Plan Administrator shall also have full power and authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to structure such Option such that it will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of a Change in Control transaction in which the Option is assumed. Any Option so accelerated shall remain exercisable until the expiration or sooner termination of the Option’s term.

D. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under U.S. federal tax laws.

E. The grant of Options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options covering the same or different number of shares of Common Stock, but with an Exercise Price based on the Fair Market Value on the new Grant Date.

ARTICLE THREE

RESTRICTED STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

The Plan Administrator shall have authority to issue shares of Common Stock to eligible persons under the Restricted Stock Issuance Program through direct and immediate issuances or pursuant to the exercise of an Option as set forth in an Agreement governing the grant of the Option. Each such stock issuance shall be evidenced by an Agreement which complies with the terms specified below.

A. Purchase Price.

1. The price per share of Common Stock, if any, shall be fixed by the Plan Administrator and set forth in the Agreement.

2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Restricted Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a) cash or check made payable to the Corporation

(b) cash equivalent (including the Participant’s purchase-money indebtedness); or

(c) past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting Provisions.

1. Shares of Common Stock issued under the Restricted Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Restricted Stock Issuance Program which is more restrictive than vesting at a rate of 20% per year, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-Employee Board members, or independent contractors.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of a Recapitalization shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Restricted Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Restricted Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then such shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to such shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares or, if less, the then-Fair Market Value of the shares.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in such shares of Common Stock to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II. CHANGE IN CONTROL

A. Subject to explicit approval by the Board or if explicitly provided for in any Agreement, upon the occurrence of a Change in Control, all outstanding repurchase rights under the Restricted Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately be treated according to the terms of any Agreement that is in effect between a Participant and the Corporation at the time of such Change in Control. Alternatively, the Board may determine that the repurchase and other rights of the Corporation with respect to outstanding restricted shares of Common Stock shall inure to the benefit of the Corporation’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the restricted shares of Common Stock.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares of Common Stock are issued or any time while the Corporation’s repurchase rights with respect to such shares remain outstanding, to provide that such rights shall automatically terminate on an accelerated basis, and the shares of Common Stock subject to such terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control transaction in which such repurchase rights are assigned to the successor corporation (or parent thereof).

III. SHARE ESCROW/LEGENDS

Unvested shares of Common Stock issued pursuant to the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates or noted in book-entry form evidencing such unvested shares.

ARTICLE FOUR

MISCELLANEOUS

I. EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no Option granted under the Plan may be exercised, and no shares of Common Stock shall be issued under the Plan or pursuant to any Agreement, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all Options previously granted under the Plan shall terminate and cease to be outstanding, and no further Options shall be granted and no shares of Common Stock shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Options and issue shares of Common Stock under the Plan at any time after the effective date of the Plan and prior to the termination of the Plan.

B. The Plan shall terminate upon the earliest of the (i) expiration of the ten-year period measured from the effective date of the Plan and (ii) the failure to obtain stockholder approval of the Plan within 12 months after the effective date of the Plan. All Options and unvested restricted stock issuances outstanding at the time of such termination shall continue to have full force and effect in accordance with the provisions of the documents evidencing such Options or issued shares.

II. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options or unvested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B. Options may be granted under the Option Grant Program and restricted shares of Common Stock may be issued under the Restricted Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares of Common Stock issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within 12 months after the date the first such excess grants or issuances are made, then: (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding; and (ii) the Corporation shall promptly refund to the applicable Participants the price paid by them for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable federal “short term rate”) for the period such shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

III. USE OF PROCEEDS

All cash proceeds received by the Corporation as a result of the grant or issuance of shares of Common Stock pursuant to the Plan shall be used for general corporate purposes.

IV. WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any Options granted under the Plan or upon the issuance or vesting of any shares of Common Stock issued under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

V. REGULATORY APPROVALS

The implementation of the Plan, the granting of any Options under the Plan and the issuance of any shares of Common Stock: (i) upon the exercise of any Option; or (ii) under the Restricted Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Agreements, the Options and shares of restricted Common stock granted under the Plan and pursuant to such Agreements.

VI. NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon any Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such Participant) or of any Participant, which rights are hereby expressly reserved by each, to terminate such Participant’s Service at any time for any reason, with or without cause.

LOGICMARK, INC.

2023 STOCK INCENTIVE PLAN

DEFINITIONS

APPENDIX

The following defined terms shall have the meanings ascribed to them below when used in the Plan:

A.10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any ISO Subsidiary).

B.1933 Act shall mean the Securities Act of 1933, as amended.

C.1934 Act shall mean the Securities Exchange Act of 1934, as amended.

D. Agreement shall mean each agreement that is entered into between a Participant and the Corporation in connection with a grant of an Option or restricted shares of Common Stock under the Plan, as applicable, and which is subject to the terms of the Plan.

E. Board shall mean the Corporation’s board of directors.

F. Change in Control shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger, consolidation or similar transaction or event whereby stockholders of the Corporation beneficially owning, directly or indirectly, more than 50% of the total combined voting power of the Corporation’s outstanding securities sell, transfer or otherwise dispose such securities to a Person or Persons who are different from such stockholders holding such securities immediately prior to such transaction, such that immediately following such transaction, such stockholders hold less than 50% of the combined voting power of the Corporation’s outstanding securities; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation;

provided that a Recapitalization shall not be deemed to be a Change in Control unless it occurs in connection with clauses (i) and (ii) above.

G. Code shall mean the Internal Revenue Code of 1986, as amended.

H. Committee shall initially mean the compensation committee of the Board.

I. Common Stock shall mean the Corporation’s common stock, par value $0.0001 per share.

J. Corporation shall mean LogicMark, Inc., a Delaware corporation, and any successor entity to all or substantially all of the assets or voting stock of the Corporation, which shall by appropriate action adopt the Plan upon the completion of the acquisition of such assets or voting stock.

K. Disability shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

L. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

M. Exercise Date shall mean the date on which the Corporation shall have received written notice of the Option exercise by the Option holder.

N. Exercise Price shall mean the exercise price payable per share of Common Stock subject to the Option, as specified in the Grant Notice.

O. Fair Market Value shall mean the price per share of the Common Stock on any relevant date, which shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted, or if the Stock is not quoted on any such system, by the Pink OTC Markets Inc.

(iii) If the Common Stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

P. Grant Date shall mean the date of grant of the Option specified in each Agreement.

Q. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced thereby.

R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S. Involuntary Termination shall mean the termination of the Service of any Participant which occurs by reason of:

(i) such Participant’s involuntary dismissal or discharge by the Corporation for reasons other than Material Misconduct; or

(ii) such individual’s voluntary resignation following (a) a change in such Participant’s position or role with the Corporation (or Parent or Subsidiary employing such individual) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (b) a reduction in such Participant’s level of compensation (including base salary, fringe benefits and target bonus under any performance-based bonus or incentive programs) by more than 15% or (c) a relocation of such Participant’s place of employment by more than 50 miles, provided such change, reduction or relocation is effected without such Participant’s consent.

T. ISO Pool shall have the meaning set forth in Article I, Section V of the Plan.

U. ISO Subsidiary shall have the meaning described in Section 424(e) or Section 424(f) of the Code.

V. Material Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such Participant that adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Material Misconduct.

W. Named Executive Officers shall have the meaning ascribed to such term by Item 402(a)(3) of Regulation S-K promulgated by the SEC.

X. Non-Statutory Option shall mean an Option not intended to satisfy the requirements of Code Section 422.

Y. Option shall mean either a Non-Statutory Option or an Incentive Option, which may be granted to a Participant under the Option Grant Program and is subject to such Participant’s applicable Agreement.

Z. Option Grant Program shall mean the Option program in effect under the Plan.

AA. Optionee shall mean the Participant to whom an Option is granted under the Option Grant Program.

BB. Parent shall mean any corporation or other legal entity (other than the Corporation) in an unbroken chain of such entities ending with the Corporation, provided each such entity in such unbroken chain (other than the Corporation) owns, at the time of the determination, shares of capital stock or other interest, as applicable, equal to 50% or more of the total combined voting power of all classes of stock or other interest, as applicable, in one of the other legal entities in such chain.

CC. Participant shall mean any person who is awarded or granted shares of Common Stock under the Restricted Stock Issuance Program or an Option under the Option Grant Program.

DD. Permitted Transfer shall mean any of the following transactions effected by a Participant:

(i) a gratuitous transfer of an Option or restricted shares of Common Stock originally received by such Participant from the Company under the Plan, provided that such Participant obtains the Corporation’s prior written consent to such transfer,

(ii) a transfer of title of an Option or restricted shares of Common Stock originally received by such Participant from the Company under the Plan effected pursuant to such Participant’s will or the laws of inheritance following such Participant’s death or

(iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by such Participant in connection with the acquisition of the Option or restricted shares of Common Stock.

EE. Person shall mean “person”, as such term is defined in Sections 13(d) and 14(d) of the 1934 Act (other than the Corporation, any subsidiary of the Corporation, or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation).

FF. Plan shall mean the Corporation’s 2023 Stock Incentive Plan.

GG. Plan Administrator shall mean either the Board or the Committee.

HH. Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

II. Restricted Stock Issuance Program shall mean the restricted Common Stock issuance program in effect under the Plan.

JJ. SEC shall mean the U.S. Securities and Exchange Commission.

KK. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

LL. Stock Exchange shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing), as applicable.

MM. Subsidiary shall mean any corporation or other legal entity (other than the Corporation) in an unbroken chain of such entities beginning with the Corporation, provided each such entity (other than the last entity) in such unbroken chain owns, at the time of the determination, shares of capital stock or other interest, as applicable, equal to 50% or more of the total combined voting power of all classes of stock or other interest, as applicable, in one of the other legal entities in such chain.